Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Capitalized terms used but not defined herein have the same meanings ascribed thereto in the final prospectus and definitive proxy statement, dated August 12, 2021 and filed by King Pubco, Inc. with the Securities and Exchange Commission.

Introduction

CTAC and KORE are providing the following unaudited pro forma combined financial information to aid you in your analysis of the financial aspects of the business combination.

In May 2020, the SEC adopted Release No.33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 is effective on January 1, 2021.

The registration statement for the CTAC IPO became effective on October 21, 2020. On October 26, 2020, CTAC consummated the CTAC IPO of 25,000,000 units at $10.00 per unit, generating gross proceeds of $250.0 million, and incurring offering costs of approximately $14.5 million, inclusive of approximately $8.8 million in deferred underwriting commissions. The underwriters were granted a 45-day option from the date of the final prospectus relating to the CTAC IPO to purchase up to 3,750,000 additional units to cover over-allotments, at $10.00 per unit. On November 9, 2020, the underwriters partially exercised the over-allotment option and purchased an additional 916,900 units (the “Over-Allotment Units”), generating gross proceeds of approximately $9.2 million, and incurring additional offering costs of approximately $0.5 million in underwriting fees (inclusive of approximately $0.3 million in deferred underwriting fees).

Simultaneously with the closing of the CTAC IPO, CTAC consummated the private placement (“Private Placement”) of 800,000 units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit, generating total gross proceeds of $8.0 million. Subsequently, along with the closing of the Over-Allotment Units, CTAC consummated a private placement on November 10, 2020 for an additional 18,338 Private Placement Units (“Over-Allotment Private Placement Units”) to the Sponsor, generating gross proceeds to CTAC of $183,380 (“Over-Allotment Private Placement”).

Upon the closing of the CTAC IPO, the Over-Allotment, the Private Placement and the Over-Allotment Private Placement, approximately $259.2 million ($10.00 per unit) of the net proceeds of the CTAC IPO, the Over- Allotment, the Over-Allotment Private Placement and certain of the proceeds of the Private Placement were placed in a trust account.

CTAC has 24 months from the closing of the CTAC IPO (by October 26, 2022) to complete an initial business combination.

KORE is one of the largest global independent IOT enablers, delivering critical services to customers globally to deploy, manage & scale their IoT application and use cases. KORE provides advanced connectivity services, location-based services, device solutions, managed and professional services used in the development and support of IoT technology for the Machine-to-Machine market. KORE’s IoT platform is delivered in partnership with the world’s largest mobile network operators and provides secure, reliable wireless connectivity to mobile and fixed devices. This technology enables KORE to expand its global technology platform by transferring capabilities across new and existing vertical markets and delivers complimentary products to channel partners and resellers worldwide.

The unaudited pro forma combined balance sheet as of June 30, 2021 combines the historical balance sheet of CTAC and the historical balance sheet of KORE on a pro forma basis as if the business combination and the related transactions contemplated by the Merger Agreement, summarized below, consummated on June 30, 2021. The unaudited pro forma combined statements of operations for the six months ended June 30, 2021 and for the fiscal year ended December 31, 2020 combine the historical statements of operations of CTAC and KORE for such periods on a pro forma basis with the business combination and related transactions, summarized below, consummated on January 1, 2020, the beginning of the earliest period presented. The related transactions contemplated by the Merger Agreement that are given pro forma effect include:

•	Transaction accounting adjustments, which represent adjustments that are done in connection with the closing of the business combination, including the following: (i) the reverse recapitalization between CTAC and KORE; (ii) the net proceeds from the issuance of Pubco Common Stock in the PIPE Investment; and (iii) the partial utilization of the Backstop Note.

The unaudited pro forma combined financial information may not be useful in predicting the future financial condition and results of operations of Pubco.

The historical financial information of CTAC was derived from the unaudited financial statements of CTAC as of and for the six months ended June 30, 2021, the audited financial statements as of December 31, 2020, and for the period from September 8, 2020 (inception) through December 31, 2020 (As Restated) which are incorporated by reference, to the Current Report on Form 8-K to which this Exhibit 99.3 is attached. The historical financial information of KORE was derived from the unaudited condensed consolidated financial statements of KORE as of and for the six months ended June 30, 2021 and the audited financial statements as of and for the year ended December 31, 2020, which are incorporated by reference, respectively, to the Current Report on Form 8-K to which this Exhibit 99.2 is attached.

The business combination is accounted as a reverse recapitalization, in accordance with U.S. GAAP. Under this method of accounting, CTAC will be treated as the “acquired” company for financial reporting purposes. Accordingly, the business combination will be treated as the equivalent of KORE issuing stock for the net assets of CTAC, accompanied by a recapitalization. The net assets of CTAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the business combination are those of KORE.

KORE is the accounting acquirer based on evaluation of the following facts and circumstances:

•	KORE has the largest portion of voting rights in Pubco;

•	KORE’s existing senior management team is comprised of senior management of Pubco;

•	In comparison with CTAC, KORE has significantly more revenues and total assets and a larger net loss.

•	The operations of Pubco primarily represent the operations of KORE and Pubco assumes KORE’s headquarters.

Description of the Business Combination

The aggregate consideration for the Business Combination is $627.0 million, payable in the form of shares of the Pubco Common Stock and cash.

The following summarizes the purchase consideration:

Total shares transferred	39,200,000

Value per share (1)	10.00

Total share consideration	$392,000,000

A-1 Preferred Stock	86,861,830
A Preferred Stock	85,217,671
B Preferred Stock	97,835,184
Option Cash Consideration	4,075,000
First LTIP Payment	1,050,000
Less: Preferred stock settled in common stock	(40,000,000)

Total cash consideration	$235,039,685

Total purchase consideration	$627,039,685

(1)

Closing Share Consideration is calculated using $10.00 reference price. As the business combination is accounted for as a reverse recapitalization, the value per share is disclosed for informational purposes only in order to indicate the fair value of shares transferred.

The following summarizes the pro forma Pubco Common Stock outstanding in thousands: *	Shares Outstanding	%
KORE Stockholders	39,200	54.3%

Total KORE Stockholders	39,200	54.3%

CTAC Public Shares	3,659	5.0%
CTAC Founder Shares	6,698	9.3%

Total CTAC Shares	10,357	14.3%

PIPE investors	22,686	31.4%

Pro Forma Pubco Common Stock at June 30, 2021	72,243	100.0%

*	Amounts and percentages exclude all KORE Options (including vested KORE Options) as they were not outstanding common stock at the time of Closing.

The following unaudited pro forma combined balance sheet as of June 30, 2021 and the unaudited pro forma combined statement of operations for the six months ended June 30, 2021 and year ended December 31, 2020 are based on the historical financial statements of CTAC and KORE. The unaudited pro forma adjustments are based on information currently available, and the assumptions and underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying Unaudited Pro Forma Information.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF JUNE 30, 2021

(in thousands)

	As of June 30, 2021
	KORE (Historical)	CTAC (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	8,297	690	259,186	A	77,072
			225,000	B
			(8,073)	C
			(25,449)	D
			(229,915)	E
			(22,000)	F
			(1,647)	I
			93,413	J
			(222,430)	K
Accounts receivable, net	47,640	—			47,640
Inventories, net	9,864	—			9,864
Prepaid expenses and other current assets	14,246	524			14,770

Total current assets	80,047	1,214	68,085		149,346
Non-current assets:
Investments held in Trust Account	—	259,186	(259,186)	A	—
Restricted cash	371	—			371
Property and equipment, net	12,606	—			12,606
Intangible assets, net	221,990	—			221,990
Goodwill	382,428	—			382,428
Deferred tax asset	119	—			119
Other long-term assets	3,532		(3,021)	D	511

Total non-current assets	621,046	259,186	(262,207)		618,025

TOTAL ASSETS	701,093	260,400	(194,122)		767,371

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT
Revolving credit facility	22,000	—	(22,000)	F	—
Accounts payable	23,181	156	(418)	D	22,919
Accrued liabilities	12,496	4,647	(4,347)	D	17,839
			1,050	G
			4,075	H
			(82)	I
Income taxes payable	199	—			199
Due to related parties	—	772			772
Current portion of capital lease obligations	641	—			641
Current portion of deferred revenue	7,074	—			7,074
Current portion of term loan payable	3,153	—			3,153

Total current liabilities	68,744	5,575	(21,722)		52,597

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF JUNE 30, 2021

(in thousands)

	As of June 30, 2021
	KORE (Historical)	CTAC (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Non-current liabilities:
Deferred tax liabilities	38,474	—			38,474
Due to related parties	1,565	—	(1,565)	I	—
Warrant liability	13,561	14,704	(13,561)	E	450
			(14,254)	O
Capital lease obligations	362	—			362
Term loan payable, net	297,773	—			297,773
Convertible note	—	—	93,413	J	93,413
Deferred underwriting commissions	—	9,071	(9,071)	C	—
Other long-term liabilities	4,296				4,296

Total non-current liabilities	356,031	23,775	54,962		434,768

TOTAL LIABILITIES	424,775	29,350	33,240		487,365

COMMITMENTS AND CONTINGENCIES

Temporary equity:
Common stock subject to possible redemption	—	226,049	(226,049)	N	—

Series A Preferred Stock	82,562	—	(85,218)	E	—
			2,656	M
Series A-1 Preferred Stock	83,982	—	(86,862)	E	—
			2,880	M
Series B Preferred Stock	95,474	—	(97,835)	E	—
			2,361	M
Series C Preferred Stock	16,502	—	(16,502)	E	—

Total temporary equity	278,520	—	(278,520)		—
Stockholders’ equity (deficit):
Class A Common Stock	2	1	2	B	7
			2	N
			3	E
			(1)	L
			(2)	K
Class B Common Stock	—	1	(1)	L	—
Additional paid-in-capital	121,322	18,618	224,998	B	408,362
			(22,877)	D
			226,047	N
			70,060	E
			14,254	O
			(13,617)	L
			(118)	H
			(7,897)	M

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF JUNE 30, 2021

(in thousands)

	As of June 30, 2021
	KORE (Historical)	CTAC (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
			(222,428)	K
Accumulated other comprehensive loss	(1,834)	—			(1,834)
Accumulated deficit	(121,692)	(13,619)	998	C	(126,529)
			(828)	D
			(1,050)	G
			(3,957)	H
			13,619	L

Total stockholders’ equity (deficit)	(2,202)	5,001	277,207		280,006

TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)	701,093	260,400	(194,122)		767,371

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR SIX MONTHS ENDED JUNE 30, 2021

(in thousands, except share and per share data)

	For the Six Months Ended June 30, 2021
	KORE (Historical)	CTAC (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue
Revenue	116,040	—	—		116,040
Cost of revenues:
Cost of revenues	53,709	—	—		53,709
Operating expenses
Selling, general and administrative	40,525	5,460	(4,209)	BB	41,146
			(630)	DD
Selling, general and administrative - related party	—	575	(575)	BB	—
Depreciation and amortization	25,507	—			25,507

Total operating expenses	66,032	6,035	(5,414)		66,653

Operating profit (loss)	(3,701)	(6,035)	5,414		(4,322)

Other income (expense)
Interest expense, including amortization of debt issuance costs, net	(10,565)	—	601	EE	(12,717)
			9	FF
			(2,762)	GG
Change in fair value of warrant liability	2,383	(2,674)	(2,383)	HH	(82)
			2,592	II
Investment income from Trust Account	—	13	(13)	KK	—

Net income (loss) before income taxes	(11,883)	(8,696)	3,458		(17,121)

Income tax provision (benefit)
Current	391	—	812	LL	1,203
Deferred	(4,308)	—			(4,308)

Total income tax provision (benefit)	(3,917)	—	812		(3,105)

Net income (loss)	(7,966)	(8,696)	2,646		(14,016)

Basic and diluted weighted average shares outstanding of Class A ordinary shares	227,433	26,735,238			72,242,919
Basic and diluted net income per share, Class A ordinary shares	$(100.65)	$—			$(0.19)
Basic and diluted weighted average shares outstanding of Class B ordinary shares	—	6,479,225			—
Basic and diluted net income per share, Class B ordinary shares	—	(1.34)			—

UNAUDITED PRO FORMA COMBINED STATEMENT OF

OPERATIONS FOR YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share data)

	For the Year Ended December 31, 2020
	KORE (Historical)	CTAC (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue
Revenue	213,760	—	—		213,760
Cost of revenues:
Cost of revenues	97,930	—	—		97,930
Operating expenses
Selling, general and administrative	72,883	515	2,100	AA	81,893
			819	BB
			5,576	CC
Selling, general and administrative - related party	—	158	(158)	BB	—
Depreciation and amortization	52,488	—			52,488

Total operating expenses	125,371	673	8,337		134,381

Operating profit (loss)	(9,541)	(673)	(8,337)		(18,551)

Other income (expense)
Interest expense, including amortization of debt issuance costs, net	(23,493)		40	FF	(28,977)
			(5,524)	GG
Change in fair value of warrant liability	(7,485)	(3,779)	7,485	HH	(116)
			3,663	II
Offering costs attributable to warrants		(446)	433	JJ	(13)
Investment income from Trust Account	—	4	(4)	KK	—

Net income (loss) before income taxes	(40,519)	(4,894)	(2,244)		(47,657)

Income tax provision (benefit)
Current	1,051	—	(3,348)	LL	(2,297)
Deferred	(6,369)	—			(6,369)

Total income tax provision (benefit)	(5,318)	—	(3,348)		(8,666)

Net income (loss)	(35,201)	(4,894)	1,104		(38,991)

Basic and diluted weighted average shares outstanding of Class A ordinary shares	227,455	26,386,269			72,242,919
Basic and diluted net income per share, Class A ordinary shares	$(273.03)	$—			$(0.48)
Basic and diluted weighted average shares outstanding of Class B ordinary shares	—	6,355,484			—
Basic and diluted net income per share, Class B ordinary shares	—	(0.77)			—

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The business combination is accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, CTAC is treated as the “acquired” company for financial reporting purposes. Accordingly, the business combination is treated as the equivalent of KORE issuing stock for the net assets of CTAC, accompanied by a recapitalization. The net assets of CTAC are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the business combination are those of KORE.

The unaudited pro forma combined balance sheet as of June 30, 2021 assumes that the business combination occurred on June 30, 2021. The unaudited pro forma combined statements of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 give pro forma effect to the business combination as if it was completed on January 1, 2020. These periods are presented on the basis of KORE as the accounting acquirer.

The unaudited pro forma combined balance sheet as of June 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•

CTAC’s unaudited balance sheet as of June 30, 2021 and the related notes for the six months ended June 30, 2021, incorporated by reference to the Current Report on Form 8-K to which this Exhibit 99.3 is attached;

•

KORE’s unaudited condensed balance sheet as of June 30, 2021 and the related notes for the six months ended June 30, 2021, incorporated by reference to the Current Report on Form 8-K to which this Exhibit 99.3 is attached.

The unaudited pro forma combined statements of operations for the six-months ended June 30, 2021 and for the year ended December 31, 2020 have been prepared using, and should be read in conjunction with, the following:

•

CTAC’s unaudited statement of operations for the six months ended June 30, 2021 and the audited statement of operations for the period from September 8, 2020 (inception) through December 31, 2020 (as Restated) incorporated by reference to the Current Report on Form 8-K to which this Exhibit 99.3 is attached; and

•

KORE’s unaudited condensed statement of operations for the six months ended June 30, 2021 and the audited statement of operations for the year ended December 31, 2020 and the related notes, included as Exhibit 99.2 to the Current Report on Form 8-K to which this Exhibit is attached.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the Unaudited Pro Forma Information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The Unaudited Pro Forma Information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the business combination.

The pro forma adjustments reflect the consummation of the business combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the unaudited pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the business combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the Unaudited Pro Forma Information.

2. Accounting Policies

Upon consummation of the business combination, Pubco will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Pubco.

3. Adjustments to Summary Pro Forma Information

The Unaudited Pro Forma Information has been prepared to illustrate the effect of the business combination and has been prepared for informational purposes only.

The following Unaudited Pro Forma Information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Pubco has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following Unaudited Pro Forma Combined Financial Information.

The pro forma basic and diluted loss per share amounts presented in the unaudited pro forma combined statements of operations are based upon the number of the combined company’s shares outstanding, assuming the business combination occurred on January 1, 2020.

Adjustments to Unaudited Pro Forma Combined Balance Sheet

The adjustments included in the unaudited pro forma combined balance sheet as of June 30, 2021 are as follows:

(A) Reflects the reclassification of $259.2 million of marketable securities held in the trust account at the balance sheet date that becomes available to fund the business combination.

(B) Represents the net proceeds from the private placement of 22.5 million shares of common stock at $10.00 per share pursuant to the PIPE Investment.

(C) Reflects the settlement of $9.1 million of deferred underwriting fees for cash of $8.1 million.

(D) Represents transaction costs of $30.7 million, in addition to the deferred underwriting fees noted in (C) above, inclusive of advisory, banking, printing, legal and accounting fees that were capitalized into additional paid-in capital or expensed. The unaudited pro forma combined balance sheet reflects these transaction costs as a reduction of cash of $25.4 million, as $1.8 million of transaction costs were paid prior to close, $1.9 million of transaction costs were settled in common stock, and $1.6 million of transaction costs will be paid shortly after closing. As of June 30, 2021, $4.8 million of liabilities were accrued between both CTAC and KORE and $3.0 million of transaction costs were capitalized as an asset for KORE. Adjustment to retained earnings of $0.8 million represents transaction costs not eligible for capitalization.

(E) Represents recapitalization of KORE through the issuance of 34.6 million shares of Pubco Common Stock to KORE shareholders as consideration for the reverse recapitalization, including the settlement of KORE Warrants and KORE Series C preferred stock into shares of Pubco Common Stock, and the settlement of Series A, A-1 and B Preferred shares with a redemption value of $269.9 million for cash of $229.9 million with the remaining $40.0 million of redemption value converted into common stock at $10.00 per share. In order to induce preferred shareholders to convert $40 million of redemption value to common stock, an additional 600,000 shares were issued to converting holders. KORE Warrants are settled with KORE common stock prior to the reverse recapitalization. Shareholders of KORE common stock receive per share consideration of 139.1 shares of Pubco Common Stock. Shareholders of KORE Series C preferred stock receive per share consideration of 152.7 shares of Pubco Common Stock.

(F) Reflects the debt repayment of Maple USB Revolving Credit Facility in the amount of $25.0 million net of the additional $3.0 million was drawn on the facility between the June 30, 2021 balance sheet date and the close of the transaction.

(G) Reflects accrual of First LTIP to be paid after the deal closing.

(H) Reflects payment of shares made in accordance with the Option Cancellation Agreement and accrual of the associated cash payment to be made after the deal closing.

(I) Reflect the repayment of the historical KORE related party notes payable and accrued interest.

(J) Reflects the proceeds from the Backstop Note in the amount of $95.1 million net of $1.7 million in financing fees.

(K) Reflects the cash payment for redemptions of $222.4 million.

(L) Reflects the elimination of CTAC’s historical equity balances to APIC.

(M) Reflects the dividend accrued on Series A, Series A-1, and Series B from June 30, 2021 through the close date of September 30, 2021.

(N) Reflects the reclassification $226.0 million of temporary equity to permanent equity.

(O) Reflects the reclassification of public warrants with a fair value of $14.3 from a liability to equity upon the close of the business combination.

Adjustments to Unaudited Pro Forma Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma combined statements of operations for the six months ended June 30, 2021 and year ended December 31, 2020 are as follows:

(AA) Reflects expense related to the First LTIP Payment as part of the deal closing and the recognition of the Second LTIP (i.e. an amount not to exceed $1,050,000) rateably over the associated one year service period as of December 31, 2020.

(BB) Reflects the reversal of capitalizable transaction costs and related party expenses which would not have been expensed and the recognition of non-capitalizable transaction cost which would have been expensed immediately had the transaction taken place January 1, 2020.

(CC) Reflects an expense for the payment of cash and shares made in accordance with the Option Cancellation Agreement.

(DD) Reflects the reversal of compensation costs recognized during the six months ended June 30, 2021 related to options settled in the Option Cancellation Agreement.

(EE) Reflects the elimination of historical interest expense on the revolving credit facility repaid through the transaction proceeds.

(FF) Reflects the elimination of historical interest expense on the related party notes repaid through the transaction proceeds.

(GG) Reflects interest and amortization of debt issuance costs related to Backstop Note.

(HH) Reflects the elimination of the historical change in fair value of the KORE warrant liability of $2.4 million and $(7.5) million due to the settlement of the KORE Warrants through Pubco Common Stock for the six months ended June 30, 2021 and year ended December 31, 2020, respectively.

(II) Reflects the elimination of the historical change in fair value of the CTAC public warrant liability of $(2.6) million and $(3.7) million due to the reclassification of the public warrants from liability classified to equity instruments at the close of the business combination for the six months ended June 30, 2021 and year ended December 31, 2020, respectively.

(JJ) Reflects the elimination of offering costs attributable to public warrants due to the reclassification of the public warrants from liability classified to equity instruments at the close of the business combination for the year ended December 31, 2020.

(KK) Reflects the elimination of investment income and unrealized loss on the trust account.

(LL) Reflects tax effects of income statement pro forma adjustments above.

4. Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the business combination, assuming the shares were outstanding since January 1, 2020. As the business combination and related equity transactions reflect as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the business combination have been outstanding for the entirety of the period presented.

	For the year ended December 31, 2020	For the six months ended June 30, 2021
Pro forma net loss	(38,991)	(14,016)
Premium on preferred conversion to common shares	4,074	—

	(34,917)	(14,016)
Weighted average shares outstanding of common stock	72,242,919	72,242,919
Net loss per share (Basic and Diluted) attributable to common stockholders	$(0.48)	$(0.19)